Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Celcuity Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee (2)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, par value $0.001 per share	Other	5,747,787	$10.60	$60,926,542.20	$0.00014760	$8,992.76

Fees Previously Paid

Carry Forward Securities

Carry Forward Securities

	Total Offering Amounts					$60,926,542.20		$8,992.76

	Total Fees Previously Paid							$0

	Total Fee Offsets							$0

	Net Fee Due							$8,992.76

(1)	Registers for resale 5,747,787 shares of common stock issued or issuable upon exercise of the pre-funded warrants sold pursuant to that certain Securities Purchase Agreement, dated October 18, 2023, between the registrant and the selling stockholders. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the securities being registered hereunder also include such indeterminate number of securities as may be issued from time to time with respect to the securities being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)	Estimated in accordance with Rule 457(c) solely for purposes of calculating the registration fee. The maximum price per security and the maximum aggregate offering price are based on the average of the $10.88 (high) and $10.32 (low) sale price of the Registrant’s common stock as reported on the Nasdaq on November 10, 2023, which date is within five business days prior to filing this Registration Statement. Such price does not represent the actual maximum price at which such securities may be sold under this registration statement.

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